Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 23, 2016 in Post-Effective Amendment No. 1 to the Registration Statement (Form S-1 No. 3330202123) and related Prospectus of Pieris Pharmaceuticals, Inc. for the registration of 17,982,105 shares of its common stock.

/s/ Dr. Napolitano	/s/ Christ
Wirtschaftsprüfer	Wirtschaftsprüfer
[German Public Auditor]	[German Public Auditor]

Ernst & Young GmbH
Wirtschaftsprüfungsgesellschaft

Munich, Germany
April 14, 2016